FORBEARANCE AGREEMENT


   	FORBEARANCE AGREEMENT dated as of July 1, 1997 by and among HISTORIC PRESERVATION PROPERTIES 1989 LIMITED PARTNERSHIP, a Delaware limited Partnership ("HPP"), and EAST BANK ANGEL JOINT VENTURE, an Oregon General partnership (the "Developer").

                           RECITALS

  	A.	HPP and the Developer are the partners of Portland Lofts Associates
Limited Partnership, a Delaware limited partnership (the "Partnership"), pursuant to the Amended and Restated Agreement of Limited Partnership of
the Partnership dated as of August 30, 1989 (the "Partnership Agreement").

  	B.	The parties desire to clarify their understanding regarding certain provisions of the Partnership Agreement and amend the Partnership
Agreement as set forth below.

  	C.	Capitalized terms used herein are not otherwise defined shall have the meaning set forth in the Partnership Agreement.

  	NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement as follows:

   1.	The parties acknowledge and ratify the provisions of Section 5.12 of the Partnership Agreement, subject to the changes described herein.

   2. 	The parties agree that the "Fifth Anniversary Date" for purposes of Section 5.12 of the Partnership Agreement is December 31, 1996.

   3.	The parties agree that the Call Option expired on June 30, 1997.

   4.	The parties agree that HPP's Put Right began on July 1, 1997.

   5.	Provided that HPP receives distributions of no less than $30,000 for each quarter commencing July 1, 1997, HPP agrees that it will forbear its right to exercise its Put Right until July 1, 2000.

   6.	For purposes of determination of the "Fixed Price" under Section
5.12(a), the language reading "(A) $5,750,000 over.." is hereby changes to "(A) $5,750,000 plus $25,467 for each month commencing July 1, 1997 through the month in which the closing of the sale of HPP's interest is consummated pursuant to the Put Right over.."

   7.	In all other respects, the provision of the Partnership Agreement, including, without limitation, Section 5.12 as modified herein, and
Section 9.09 are hereby ratified and confirmed.

    IN WITNESS WHEREOF, the Partners have executed this agreement as of the date first above written.

            					HISTORIC PRESERVATION PROPERTIES 1989
            					LIMITED PARTNERSHIP

                	By:   	Boston Historic Partners Limited Partnership
		                      general partner

                      		By:   Portfolio Advisory Services, Inc.,
                          			 general partner

                           			By:   /s/ Terrence P. Sullivan, President
                                				Terrence P. Sullivan, President

                              and

                            		By:	/s/ Terrence P. Sullivan, GP
                           		    	Terrence P. Sullivan, general partner

                        	EAST BANK ANGEL JOINT VENTURE

                            		By:   /s/ Joseph W. Angel
                                			 Joseph W. Angel, partner

	      	                      and

                            		By:   PACIFIC STAR CORPORATION, partner

                                			 By:  /s/ Joseph W. Angel
                               				 Joseph W. Angel, President

















S:\HPP89\89ForbearExh97.doc